JOINT FILER INFORMATION

NAME:                                 Frost Gamma Investments Trust
ADDRESS:                           4400 Biscayne Blvd
                                         Miami, FL 33137

Designated Filer:                    Phillip Frost, M.D.

Issuer and Ticker Symbol:      Ladenburg Thalmann Financial Services Inc. (LTS)

Date of Event Requiring
Statement:                              August 16, 2012

                                             FROST GAMMA INVESTMENTS TRUST

                                             By:/s/ Phillip Frost, M.D.
                                             Phillip Frost, M.D., Trustee

NAME:                                 Frost Nevada Investments Trust
ADDRESS:                           4400 Biscayne Blvd
                                             Miami, FL 33137

Designated Filer:                    Phillip Frost, M.D.

Issuer and Ticker Symbol:      Ladenburg Thalmann Financial Services Inc. (LTS)

Date of Event Requiring
Statement:                             August 16, 2012

                                             FROST NEVADA INVESTMENTS TRUST

                                             By:/s/ Phillip Frost, M.D.
                                             Phillip Frost, M.D., Trustee